UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 11, 2011

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52013 (Commission File Number)	20-0640002 (IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of Principal Executive Offices, Including Zip Code)
(212) 246-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 11, 2011 (the “Closing Date”), Town Sports International, LLC (the “Borrower”), a subsidiary of Town Sports International Holdings, Inc. (the “Company”), entered into a new senior secured credit agreement, dated as of May 11, 2011 (the “Credit Agreement”), among the Borrower, the Company, as a Guarantor, the lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and Keybanc National Association, as Documentation Agent. The Credit Agreement replaces the Borrower’s existing Credit Agreement, dated as of February 27, 2007 (the “Existing Credit Agreement”), among the Borrower, the Company, as a Guarantor, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent.
     The Credit Amendment provides for senior secured credit facilities comprising (a) a $300 million term loan facility and (b) a $50 million revolving credit facility. The loans under the term loan facility (“Term Loans”) were drawn on the Closing Date and the proceeds were or will be used to pay off amounts outstanding under the Existing Credit Agreement, to pay the redemption price for all of the Company’s outstanding 11% Senior Discount Notes due February 4, 2014, and to pay related fees and expenses. None of the revolving facility was drawn upon as of the Closing Date, but loans under the revolving facility (“Revolving Loans”) may be drawn from time to time pursuant to the terms of the Credit Agreement.
     The term loan facility matures on May 11, 2018, and the revolving facility matures on May 11, 2016.
     Term Loans and Revolving Loans bear interest at a rate equal to an applicable margin plus, at the Borrower’s option, either a LIBOR rate adjusted for certain additional costs (the “Eurodollar Rate”) or a base rate equal to the greater of (a) the prime lending rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for a one-month interest period plus 1%. The applicable margin in respect of the Term Loans will be (i) in the case of Eurodollar Rate loans, 5.50% and (ii) in the case of base rate loans, 4.50%. The applicable margin in respect of the Revolving Loans will initially be (i) in the case of Eurodollar Rate loans, 5.50% and (ii) in the case of base rate loans, 4.50%, in each case, with a step-down of 0.25% or 0.50% during periods when the Borrower meets certain respective leverage ratios. The Eurodollar Rate has a floor of 1.50% and the base rate a floor of 2.50% with respect to the outstanding Term Loans.
     The Borrower may prepay Term Loans and Revolving Loans without premium or penalty in accordance with the Credit Agreement, except that a prepayment premium of 2.00% is payable prior to the first anniversary of the Closing Date and a prepayment premium of 1.00% is payable prior to the second anniversary of the Closing Date. Mandatory prepayments are required in certain circumstances relating to cash flow in excess of certain expenditures, asset sales, insurance recovery and incurrence of certain other debt.
     The borrowings of the Borrower under the senior secured credit facilities are guaranteed and secured by assets and pledges of capital stock by the Borrower, the Company and the wholly-owned domestic subsidiaries of the Company.

     The Credit Agreement also contains financial covenants that require the Borrower to maintain a ratio of consolidated debt to adjusted EBITDA of no greater than 5.25 to 1.00, with step-downs of 0.25 in each of the next three quarters, and a ratio of adjusted EBITDA to consolidated interest expense of no less than 2.00 to 1.00.
     The Credit Agreement also contains a covenant that limits capital expenditures to $40,000,000 for the four quarters ending in any quarter during which the ratio of consolidated secured indebtedness to adjusted EBITDA is greater than 3.00 to 1.00 and to $50,000,000 for the four quarters ending in any quarter during which the ratio is less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00; such covenant does not limit capital expenditures if the ratio is less than or equal to 2.50 to 1.
     The Credit Agreement also contains certain customary affirmative and negative covenants (similar to those under the Existing Credit Agreement). The covenants may limit or restrict the Borrower and the Company’s ability to, among other things, incur indebtedness and other liabilities; create liens; merge or consolidate; dispose of assets; make investments; pay dividends and make payments to shareholders; make payments on certain indebtedness; enter into sale leaseback transactions; and make capital expenditures, in each case, subject to certain qualifications and exceptions.
     The Credit Agreement also includes customary events of default (including non-compliance with the covenants or other terms of the Credit Agreement) which may allow the lenders to terminate the commitments under the revolving facility and declare all outstanding Term Loans and Revolving Loans immediately due and payable.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
     On May 11, 2011 the Borrower terminated its Existing Credit Agreement and replaced it with the Credit Agreement when it repaid all outstanding borrowings under the Existing Credit Agreement, which totaled $164,001,000. The Existing Credit Agreement provided for revolving commitments of $63,750,000 maturing on February 27, 2012, as well as term loans in an aggregate amount of approximately $185,000,000 ($164,001,000 of which was outstanding as of March 31, 2011), maturing over a period ending February 27, 2014.
     On May 11, 2011, the Company called for redemption all of its outstanding 11% Senior Discount Notes due 2014 (the “Notes”) and, by depositing funds with the Trustee sufficient to pay principal, premium and interest in respect of the Notes to, but not including, the date of redemption and any other amounts due under the related Indenture, dated as of February 4, 2004, between the Company and The Bank of New York, as trustee, satisfied and discharged its obligations under the related Indenture. The Notes will be redeemed on June 10, 2011, at a redemption price of 101.833% of the principal amount thereof, plus accrued and unpaid interest to, but not including, June 10, 2011. The Indenture related to the Notes is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 5, 2004.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Items 1.01 and 1.02 is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information set forth in the second paragraph of Item 1.02 is incorporated by reference into this Item 2.04.

Item 8.01	Other Events.
     On May 11, 2011, the Company announced that it entered into the Credit Agreement, terminated its Existing Credit Agreement and called for redemption all of its Notes. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Credit Agreement, dated as of May 11, 2011, among the Borrower, the Company, as a Guarantor, the lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and Keybanc Nantional Association, as Documentation Agent.

10.2	Subsidiaries Guaranty, dated as of May 11, 2011, among each of the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent.

10.3	Pledge Agreement dated as of May 11, 2011 among the Borrower, the Company each of the Pledgors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent.

10.4	Security Agreement dated as of May 11, 2011 among the Borrower, the Company, each of the Assignors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent.

99.1	Press Release, dated May 11, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: May 11, 2011	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of May 11, 2011, among the Borrower, the Company, as a Guarantor, the lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and Keybanc Nantional Association, as Documentation Agent.

10.2	Subsidiaries Guaranty, dated as of May 11, 2011, among each of the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent.

10.3	Pledge Agreement dated as of May 11, 2011 among the Borrower, the Company each of the Pledgors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent.

10.4	Security Agreement dated as of May 11, 2011 among the Borrower, the Company, each of the Assignors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent.

99.1	Press Release, dated May 11, 2011